Exhibit 99.1

President of Ace Marketing & Promotions, Inc. Conducts Exclusive Webcast Interview with The Green Baron Report

New York, NY - June 9, 2010 - Ace Marketing & Promotions, Inc. (OTCBB: AMKT) announces that its President Michael Trepeta has conducted an exclusive new audio-taped webcast interview with The Green Baron Report so that AMKT shareholders and the investment community can learn more about the Company’s recently developments and growth plans. Ace Marketing is a 12-year old New York-based full service promotional marketing company that focuses on 4 main business verticals: Branding & Branded Merchandise, Interactive Solutions, Direct Relationship Marketing and Mobile Marketing, which includes its Proximity Marketing technology.  Unrestricted access to the webcast is now available on the "Webcasts" page at www.TheGreenBaron.com.

It is also noted that The Green Baron Report initiated coverage of Ace Marketing & Promotions as its 88th "Stock Pick" through a report released Tuesday, June 8, 2010 after the close of trading at $.30 per share.  The report focused on the Company's proprietary Bluetooth and Wi-Fi integrated technology that allows retailers, mall owners and special event operators to communicate on-site with customers.  Recent market analysis has forecasted proximity marketing to explode from a $4 million industry in 2010 to an $806 million industry in 2014.

(Source: Borrell Associates Inc., "Local Mobile Advertising Comes of Age,"Dec. 3, 2009)

ABOUT ACE MARKETING & PROMOTIONS, INC. (OTCBB: AMKT)

Ace Marketing & Promotions Inc. is a New York based, full-service promotional marketing company offering a wide array of business solutions which include; Branding and Branded Merchandise, Mobile Marketing Solutions, Website Development, ACE CMS Platform, and Direct Relationship Marketing Solutions. Ace Marketing & Promotions Inc. is a leader in Proximity Marketing with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered. Established in 1998, the Company has built a successful, scalable business platform. Ace's Corporate Overview is available at www.acemarketing.net on the "About Us" tab. Ace has recently added several new revenue stream models. The long-term strategic plan is for Ace to find new opportunities while leveraging its core competencies. For a demo of Ace's Proximity Marketing you can visit http://www.acemarketingdemo.com or http://www.proximitymarketingus.com.

About The Green Baron Report

The Green Baron Report is a subsidiary of Evergreen Marketing. The Green Baron Report is an internet stock market newsletter that focuses on low priced stocks that appear to have significant upside potential. For more information about Evergreen Marketing, Inc. and their subsidiary The Green Baron Investors Society visit them on the web at http://www.EvergreenMarketingInc.com and http://www.TheGreenBaron.com. Our disclaimer can be viewed at http://www.thegreenbaron.com/Disclaimer.htm. Investors who wish to receive The Green Baron Report for free can join at http://www.thegreenbaron.com/Join.htm.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

SOURCE: Evergreen Marketing, Inc.

Media Contact:

Ace Marketing & Promotions, Inc.
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com